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                                                                EXHIBIT 10.17(b)

                              FIRST AMENDMENT TO

                             SHAREHOLDER AGREEMENT


          This FIRST AMENDMENT to the SHAREHOLDER AGREEMENT dated as of November 1, 1999 (the "First Amendment") is made by and among Vail Resorts, Inc., a Delaware corporation ("Vail"), Ralcorp Holdings, Inc., a Missouri corporation (f/k/a Ralston Foods, Inc., a Nevada corporation) ("Foods"), and Apollo Ski Partners, L.P., a Delaware limited partnership ("Apollo"), amending certain provisions of the Shareholder Agreement dated as of January 3, 1997 (the "Shareholder Agreement"), by and among Vail, Foods and Apollo. Terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Shareholder Agreement.

          WHEREAS, the Shareholder Agreement contains a covenant pursuant to which Foods has agreed to vote each class of Vail Equity owned by Foods and its Affiliates in the manner set forth in the Shareholder Agreement;

          WHEEREAS, Vail, Foods and Apollo have agreed to modify the voting provisions of the Shareholder Agreement as specifically set forth in this First Amendment.

          NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                    AMENDMENTS TO THE SHAREHOLDER AGREEEMENT

1.1. Section 2.3 of the Shareholder Agreement is revised in its entirety to read as follows:

     "Section 2.3 Voting of Vail Equity.  Foods agrees that during the term of
                  ---------------------
     this Agreement, with respect to the election of directors of Vail, each class of Vail Equity owned by Foods and its Affiliates shall be voted (i) "for" the nominees recommended by the Board of Directors of Vail, provided Vail and Apollo are in compliance with the terms of Section 11.2 of this Agreement, (ii) in accordance with the recommendation of the Board of Directors of Vail on each proposal of a security holder pursuant to Rule 14a-8 under the Exchange Act, so long as the subject matter of such proposal does not fall, within the second proviso hereto, and (iii) with respect to all other matters requiring a vote of the Vail Equity, "for" any proposal in the same proportion as the votes cast "for" any proposal in the same proportion as the votes cast "for" such proposal by the holders of the Vail Securities of the same class (excluding the Vail Equity owned by Foods), and "against" any proposal in the same proportion as the votes cast "against" such proposal in the same proportion as the votes cast "against" such proposal by the holders of each such class of Vail Securities (excluding the Vail Equity owned by Foods) and that with respect to broker non-votes and abstentions, each class of Vail Equity owned by Foods will be voted in the same proportion as votes deemed "for," "against" or "abstain," giving effect to broker non-votes and abstentions as required under the laws and rules then applicable; provided, however, that Foods shall retain
                                     --------  -------
     the right to vote all of its Vail Equity in favor of the approval of the Vail Resorts, Inc. 1999 Long Term Incentive and Share Award Plan as adopted and approved by the Board of Directors of Vail and submitted to a vote of the shareholders generally; provided, further, that Foods shall retain the
                                 --------  -------
     right to vote its Vail Equity in any manner it sees fit with respect to any proposals for (1) the merger, consolidation or other business combination of Vail or any subsidiary of Vail with or into any other corporation, (2) the sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of Vail and all of its subsidiaries taken together as a single business, (3) the creation of any other class of stock with voting rights, (4) changes to the Certificate of Incorporation or Bylaws of Vail that adversely affect Foods' rights under this Agreement. The

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     provisions of this Section 2.3 shall apply to both the casting of votes at meetings of shareholders and execution of actions by written consent."

                                   ARTICLE II

                       PROVISIONS OF GENERAL APPLICATION

2.1. Except as otherwise expressly provided by this First Amendment, all of the terms, conditions and provisions to the Shareholder Agreement remain unaltered. The Shareholder Agreement and this First Amendment shall be read and construed as one agreement.

2.2. If any of the terms of this First Amendment shall conflict in any respect with any of the terms of the Shareholder Agreement, the terms of this First Amendment shall be controlling.



          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

                              VAIL RESORTS, INC.

                              By: /s/  Martha D. Rehm
                                  ---------------------------
                                Name:  Martha D. Rehm
                                Title: Senior Vice President

                              RALCORP HOLDINGS, INC.



                              By: /s/  Joe R. Micheletto
                                 -------------------------------
                                Name:  Joe R. Micheletto
                                Title: Chief Executive Officer
                                       and President

                              APOLLO SKI PARTNERS, L.P.

                              By:  Apollo Investment Fund, L.P.

                              By:  Apollo Advisors, L.P.

                              By:  Apollo Capital Management, Inc.

                              By:  /s/ Robert Katz
                                 -------------------------------
                                 Name:  Robert Katz
                                 Authorized Signatory

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